EXHIBIT IV

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Schedule B No. 333-135490 formerly 333-130289 and Schedule B No. 333-99603 formerly 333-12590 and 333-88654) and in the related prospectuses of our reports dated March 7, 2006 with respect to the consolidated and unconsolidated financial statements of the European Investment Bank included in this Annual Report (Form 18-K) for the year ended December 31, 2005.

ERNST & YOUNG

Société Anonyme

/s/ ALAIN KINSCH

ALAIN KINSCH

Luxembourg, July 5, 2006